Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 filed on May 2, 2024 of Assure Holdings Corp. and its subsidiaries of our report dated March 31, 2023 relating to the consolidated financial statements of Assure Holdings Corp. and its subsidiaries, which appears in the Annual Report on Form 10-K of Assure Holdings Corp. and its subsidiaries for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Los Angeles, California

May 2, 2024